UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

NSTS Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41232 (Commission File Number)	87-2522769 (I.R.S. Employer Identification No.)

700 S. Lewis Avenue Waukegan, Illinois (Address of Principal Executive Offices)	60085 (Zip Code)

(847) 336-4430
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NSTS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders (the “Annual Meeting”) of NSTS Bancorp, Inc. (the “Company”) was held on May 22, 2024. A total of 3,787,490 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting. This represented 71.26% of the Company’s shares of common stock that were outstanding and entitled to vote at the Annual Meeting. Two proposals were presented to the Company’s stockholders at the Annual Meeting, which are described in detail in the Company’s 2024 Proxy Statement. The final results of the stockholder vote on each of the proposals presented at the meeting are as follows:

PROPOSAL 1: Election of Directors. The election of two (2) director nominees to each serve for a term of three years expiring at the Company’s 2027 Annual Meeting, or until their successors are duly elected and qualified:

NAME OF DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Stephen G. Lear	2,229,239	140,465	1,417,786
Thaddeus M. Bond, Jr.	1,749,955	619,749	1,417,786

PROPOSAL 2: Ratify Appointment of Plante & Moran, PLLC. The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,667,404	108,574	11,512	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTS Bancorp, Inc.

Date: May 24, 2024	By:	/s/ Stephen G. Lear
	Name:	Stephen G. Lear
	Title:	President and Chief Executive Officer

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